EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of MobileSmith, Inc. (the “Company”), of our report dated March 17, 2016, relating to the consolidated balance sheets of the Company as of December 31, 2015 and  2014 and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2015, which appears in the Company’s annual report on Form 10-K and incorporated by reference herein.
/s/ CHERRY BEKAERT LLP

Raleigh, North Carolina
August 4, 2016